Exhibit 10.9

     Lease dated February 11, 1998 by and between B & G Bailey Living Trust u/t/d March 25, 1975 and Steaven Jones and DigitalFacades Corporation.


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AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1. Basic Lease Provisions ("Basic Lease Provisions")
      1.1 Parties: This lease, dated, for reference purposes only, February 11, 1998 is made by and between C & G Bailey Living Trust u/t/d 3/25/75 and Steaven Jones (Family Limited Partnership II, a California Limited Partnership, Joint Tenants) (herein called "Lessor") and DigitalFacades Corporation, a California Corporation, doing business under the name of DigitalFacades (herein called "Lessee").
      1.2 Premises: Fist (1st) floor consisting of approximately 12,158 rentable square feet, more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises"). Premises address is 4081 Redwood Avenue.
      1.3 Building: Commonly described as being located at 4077-4081 Redwood Avenue in the City of Los Angeles, County of Los Angeles, State of California, as more particularly described in Exhibit A hereto, and as defined in paragraph 2.
      1.4 Use: general offices and production space for interactive communications agency and other related uses subject to paragraph 8.
         1.5 Term: five (5) years commencing May 1, 1998 ("Commencement Date") and ending April 30, 2003 as defined in paragraph 3.
         1.6 Base Rent: $14,087.10 per month, payable on the 1st day of each month per paragraph 4.1 Fourteen Thousand eighty-seven and .10/100. See Paragraph 5.3 of the Addendum.
         1.7 Bare Rent Increase: On each anniversary of the Lease, the monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.3 below.
         1.8 Rent Paid Upon Execution: $12,468.00 (Twelve Thousand Four Hundred Sixty-Eight and .00/100 Dollars) for May 1998.
         1.9 Security Deposit: $14,087.10 (see paragraph 64 of the Lease).
         1.10 Lessee's Share of Operating Expenses: 43.7% as defined in paragraph 4.2.

2.  Premises, Parking and Common Areas.
         2.1 Premises: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2 as the "Premises," including rights to the Common Areas as hereinafter specified.
         2.2 Vehicle Parking: See paragraph 51 of the Addendum.
                   2.2.1 If Lessee commits, permits or allows any of the prohibited parking-related activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies (that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
                   2.2.2. Monthly parking fees shall be payable one (1) month in advance prior to the first day of each calendar month.
         2.3 Common Areas - Definition: The term "Common Area" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public rest rooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, pathways, ramps, driveways, landscaped areas and decorative walls.
         2.4 Common Areas - Rules and Regulations: Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect tot he Office Building Project and Common Areas, and to


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cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project. Rider 1.
          2.5 Common Areas - Changes: Lessor shall have the right, in Lessor's sole discretion, from time to time:
                   (a) To make reasonable and necessary changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law and this Lease;
                  (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
                  (c) To use the Common Areas while engaged in making repairs or alterations to the Office Building Project, or any portion thereof;
                  (d) To do and perform such other acts and make such other reasonable and necessary changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.   Term.
         3.1 Term: The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.
         3.2 Delay in Possession: Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof; but in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the Terms of this Lease, except as may be otherwise provided in this Lease until possession of the Premises is tendered to Lessee, as hereinafter defined; provided, however, that if Lessor shall not have delivered possession of the Premises within thirty (30) days following aid Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that, as to Lessee's obligations, Lessee first reimburse Lessor for all costs incurred for Non-Standard Improvements and, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Non-Standard Improve-ment); and provided further, that if such written notice by Lessee is not received by Lessor within said ten (10) days period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force and effect.
                  3.2.1 Possession Tendered-Defined: Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed; (2) the Building utilities are ready for use in the Premises; (3) Lessee has reasonable access to the Premises, and (4) ten (10) days shall have expired following advance written notice to Lessee of the occurrence of the matters described in (1), (2) and (3), above of this paragraph 3.2.1.
                  3.2.2 Delays Caused by Lessee: There shall be no abatement of rent, and the thirty (30) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omission of Lessee, its agents, employees and contractors.
         3.3 Early Possession: If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy.


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         3.4 Uncertain Commencement: In the event commencement of the Lease term is defined as the completion of the Improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

4.   Rent.
         4.1 Base Rent: Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph
1.6 of the Basic Lease Provisions, without offset or deduction, Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.6 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.
         4.2 Operating Expenses: Except as otherwise provided in this Lease, Lessee shall pay to Lessor during the term hereof. In addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
              (a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except with Lessee's written consent in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.
              (b) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:
                           (i)      The operation, repair, maintenance, and
replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:
                                    (aa)   The Common Areas, including their
surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and un-loading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;
                                    (bb)   All heating, air conditioning,
plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, tenant directories, dire detection systems including sprinkler system maintenance and repair.
                           (ii)     Trash disposal, janitorial and security
services;
                           (iii)    Any other service to e provided by Lessor
that is elsewhere in this Lease stated to be an "Operating Expense";
                           (iv)     The cost of the premiums for the liability
and property insurance policies to e maintained by Lessor under paragraph 8 hereof;
                           (v)      The amount of the real property taxes to be
paid by Lessor under paragraph 10.1 hereof;
                           (vi)     The cost of water, sewer, gas, electricity,
and other publicly mandated services to the Office Building Project;
                           (vii)    Labor, salaries and applicable fringe
benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and/or parking or other service charges and accounting and a management fee attributable to the operation of the Office Building Project;
                           (viii)   Replacing and/or adding improvements
mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to Federal Income tax


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regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessors' accountants);
                         (ix)    Rider 2
                  (c) Operating Expenses shall not include the costs of replacements of equipment or improve-ments that have a useful life for Federal income tax purses in excess of five (5) years unless it is the type described in paragraph 4.2(b)(viii), in which case their cost shall be included as above provided.
                  (d) Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party other tenant, or by insurance proceeds.
                  (e) Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor.
                  (f) Rider 3
         4.3 Rent Increase.
                  4.3.1 At the times set forth in paragraph 1.7 of the Basic Lease Provisions, the monthly Base Rent payable under paragraph 4.1 of this Lease shall be adjusted by the increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for all Urban consumers (1987 = 100). "All items," for the city nearest the location of the Building, herein referred to as "C.P.I.," since the date of this Lease.
                  4.3.2 The monthly Base Rent payable pursuant to paragraph
4.3.1 shall be calculated as follows: the Base Rent payable for the first month of the term of this Lease, as set forth in paragraph 4.1 of this Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly Base Rent hereunder, but, in no event, shall such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the date for the rent adjustment.
                  4.3.3 In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculations. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in the county in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.
                  4.3.4 Lessee shall continue to pay the rent at the rate previously in effect until the increase, if any, is determined. Within fifteen
(15) days following the date on which the increase is determined. Lessee shall make such payment to Lessor as will bring the increased rental current, commencing with the effective date of such increase through the date of any rental installments then due. Thereafter the rental shall be paid at the increased rate.
                  4.3.5 At such time as the amount of any change in rental required by this Lease is known or determined, Lessor and Lessee shall execute an amendment to this Lease setting forth such change.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby if Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, tot he last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.


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Lessor retains the right to increase the amount of the security deposit if
Lessee leases additional space in the Office Building Project.

6. Use.
         6.1 Use: The Premises shall be used and occupied only for the purposes set forth in paragraph 1.4 of the Basic Lease Provision or any other use which is reasonably comparable to that use and for no other use.
         6.2 Compliance with Law.
                  (a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record or any applic-able building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation.
                  (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any life insurance underwriters or rating bureaus, now in effect or which may here-after come into effect, whether or not they reflect a change in policy from that now existing, during the term of any part of the term hereof relating in any manner to the Premises and the occupation and use by Lessee of the Premises, Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tent to unreasonably create waste or a nuisance or shall tend to unreasonably disturb other occupants of the Office Building Project.
         6.3 Condition of Premises.
                 (a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commence-ment Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, existing lighting, air conditioning and heating system stubbed to or existing in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.
                 (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7. Maintenance, Repairs, Alterations and Common Area Services.
         7.1 Lessor's Obligations: Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof. Lessee waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.


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         7.2 Lessee's Obligations.
              (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.
              (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any material damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any material damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting, fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.
         7.3 Alterations and Additions.
              (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, Utility installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition in all material respects at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, within thirty (30) days of learning thereof, require that Lessee remove any part or all of the same.
              (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form, which proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.
              (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.
              (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor of the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's


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reasonable attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do if Lessee does not perform in compliance with this paragraph.
                  (e) All alterations, improvements, additions and Utility installations (whether or not such Utility Installations constitute trade fixtures of Lessee) which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is no in default, notwithstanding the provisions of this paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provision of paragraph 7.2.
                  (f) Lessee shall provide Lessor with as-built plans and specification for any alterations, improvements, additions or Utility installations.
         7.3 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.   Insurance; Indemnity.
      8.1 Liability Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (FL0404), or equivalent, in an amount of not less than $1,000,000.00 per occur-rence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall Insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.
         8.2 Liability Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or mainte-nance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.
         8.3 Property Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.
         8.4 Property Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project Improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one (1) year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be name in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not knowingly do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirely of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.
         8.5 Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty
(30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.
         8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary, all property insurance policies required under this Lease shall be endorsed to so provide.
         8.7 Indemnity. Lessee shall indemnity and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suited or suffered by Lessee in or about the Premises or elsewhere and shall indemnity and hold harmless Lessor from and against any and all claims, costs and expenses arising from any material breach or default in the perform-ance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all costs, attorney's fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith; including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall co-operate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.
         8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places; or from new construction or the repair, alteration or improvement of any part of the Office Building Project; or of the equipment fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or use of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.
         8.9 No Representation of Adequate Coverage. Neither Lessee or Lessor makes any representa-tion that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover either party's property or obligations under this Lease.

9.   Damage or Destruction.
         9.1 Definitions.
                  (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.
                  (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.
                  (c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.
                  (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.
                  (e) "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.
                  (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be required to be covered by the insurance described in paragraph 8. The fact that an insured Loss has a deductible amount shall not make the loss an uninsured loss.
                  (g) "Replacement Cost" shall mean the amount of money necessary to repair or rebuild the damaged are to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

         9.2 Premises Damage; Premises Building Partial Damage.
                  (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall promptly at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full effect and force.
                  (b) Uninsured Loss: Subject to the provisions of paragraphs
9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an insured Loss and which falls into the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense) which damage prevents Lessee from using any significant portion of the Premises, Lessor may at Lessor's option either (i) repair such damage promptly at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within twenty (20) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.
         9.3 Premises Building Total Destruction; Office Building Project Total Destruction. Subject to the provisions of paragraph 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction at Lessor's expenses to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within twenty (20) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.
         9.4 Damage Near End of Term.
                  (a) Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within twenty (20) days after the date of occurrence of such damage.
                  (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, promptly repair such damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within five (5) business days after the expiration of said twenty (20) day period, notwith-standing any term or provision in the grant of option to the contrary.
         9.5 Abatement of Rent; Lessee's Remedies.
                  (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provision of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provision of this Paragraph 9 and shall not commence such repair or restoration within thirty (30) days after such occurrence, or if Lessor shall not complete the restoration and repair within five (5) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.
                  (c) Lessee agrees to cooperate with Lessor in all reasonable respects in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.
         9.6 Termination - Advance Payments. Upon termination of this Lease pursuant to paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor, shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.
         9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  Damage or Destruction.
          10.1 Payment of Taxes. Lessor shall pay the real property tax as defined in paragraph 10.3 applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.
          10.2 Additional Improvements. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirely of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.
          10.3 Definition of "Real Property Tax." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or change (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or
(iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.
          10.4 Joint Assessment. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 105 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

         10.5 Personal Property Tax.
                  (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.
                  (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  Utilities.
          11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.
          11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, tele-phone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay a reasonable proportion to be mutually determined by Lessor and Lessee of all charges jointly metered with other premises in the Building.
          11.3 Hours of Service. Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.
          11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor, may, in its sole discretion, install at Lessee's expense supplemental equip-ment and/or separate metering applicable to Lessee's excess usage or loading.
          11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions, provided that Lessor uses its best efforts to help correct the problem on a prompt basis.

12. Assignment and Subletting. See Paragraph 50 of the Lease
          12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, Lessor shall respond to Lessee's request for consent here-under in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation more than fifty-one percent (51%) voting stock of such corporation or (b) Lessee is a partnership more than twenty-five percent (25%) of the profit and loss participation in such partnership.
         12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease and (b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease unless the provisions of the Lease are materially changed without Lessee's consent.
         12.3  Terms and Conditions Applicable to Assignment and Subletting.
                  (a) Regardless of Lessor's consent, no subletting shall release Lessee of Lessee's obligations hereunder or after the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.
                  (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.
                  (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 of this Lease.
                  (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.
                  (e) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any subsequent or successive subletting by the sublessee.
                  (f) In the event of any default under this Leas, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.
                  (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.
                  (h) The discovery of the fact that any financial statement relied upon by lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.
         12.4 Additional Terms and Conditions Applicable to Subletting. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
                  (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rent to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.
                  (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.
                  (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.
                  (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
                  (e) With respect to any subletting to which Lessor has consented, Lessor agrees to delivery a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.
         12.5 Lessor's Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees, not to exceed One Thousand Dollars ($1,000.00).
         12.6 Conditions to Consent. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of this Office Building Project and not in violation of any exclusives or rights than held by other tenants, and (b) the proposes assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13.  Default; Remedies.
          13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:
                  (a) The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.
                  (b) The material breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (Insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30.(b) (subordination), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults.

                  (c) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.
                  (d) The failure by Lessee to materially observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.
                  (e) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's of Lessee's interest in this Lease, where such seizure is not discharge within thirty (30) days. In the event that any provision o this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.
                  (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.
         13.2 Remedies. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:
                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all material damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth of the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.
                  (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.
                  (c) Pursue any other remedy nor or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.
         13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commence within such 30-day period and thereafter diligently pursues the same to completion.
         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised on in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking of condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. Fort that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15. Broker's Fee.
         (a) The brokers involved in this transaction are Lee and Associates as "listing broker" and Westmac Commercial Brokerage as "cooperating broker," licensed real estate broker(s). A "cooperating broker" is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties, Lessor shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Lessor and said broker(s) for brokerage services rendered by said broker(s) to Lessor in this transaction.
         (b) [intentionally deleted]
         (c) Lessor agrees to pay said fee not only on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Each listing and cooperating broker shall be a third party beneficiary of the provisions of this paragraph 15 to the extent of their interest in any commission arising under this Lease and may enforce that right directly against Lessor; provided, however, that all brokers having a right to any part of such total commission shall be a necessary party to any suite with respect thereto.
         (d) Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated thereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16. Estoppel Certificate.
         (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee.
         (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one (1) month's rent has been paid in advance.
         (c) If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

         Rider 5

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects, Lessor's obligations thereafter to be performed provided that any funds in the hands of Lessor or the then grantor at the times of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Leas as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest a the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by either party under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense increase and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction not the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respec-tive parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight (48) hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. Either party's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes. All costs to be paid by the requesting party.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee; except that the rent payable shall be two hundred percent (200%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30. Subordination.
         (a) This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long s Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Leas and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the data of said mortgage, deed of trust or ground lease or the date of recording thereof.
         (b) Lessee agrees to execute any documents reasonably required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. Attorneys' Fees.
         (a) If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.
         (b) The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.
         (c) Both parties shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32. Lessor's Access.
         (a) Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. 0100.0108.4208
         (b) All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.
         (c) Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. Signs. Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or termination by Lessor, shall not work a merger, and shall at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provision on Lessee's part to be observed and performed hereunder. Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provi-sions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39. Options.
         39.1 Definition. As used in this paragraph the word "Option" has the following meaning: (1) the right to option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to leave the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the Office Building Project, or the right of first refusal to purchase the Premises or the Office Building Project or the right of first offer to purchase the Premises of the Office Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.
         39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises of any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.
         39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.
         39.4  Effect of Default on Options.
                  (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary,
(i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(c) or 13.1(d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee six (6) or more notices of default for material defaults under the Lease under paragraph 13.1(d), whether or not the defaults are cured, during the twelve (12) month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants or conditions of this Lease.
                  (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).
                  (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, (iii) Lessor gives to Lessee three (3) or more notices of default for material defaults under the Lease under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants and conditions of this Lease.

40.      Security Measures - Lessor's Reservations.
         40.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing reasonable security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses as set forth in paragraph 4.2(b).
         40.2 Lessor shall have the following rights:
                  (a) To change the name, address or title of the Office Building Project or building which the Premises are located upon not less than ninety (90) days prior written notice;
                  (b) To, at Lessee's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;
                  (c) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;
                  (d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas.

41. Easements.
         41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents that are reasonably upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.
         41.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as voluntar payment, and there shall survive the right on the part of said party to institute suite for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten provisions.

45. No Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

46. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender as long as the business terms are not altered in connection with the obtaining of normal financing or refinancing of the Office Building Project.

47. Multiple Parties. If more than one person or entity is named as Lessor or Lessee herein the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

48. Work Letter. This Lease is supplemented by that certain Work Letter of even date executed by Lessor and Lessee attached hereto as Exhibit C and incorporated herein by this reference.

49. Attachments. Attached hereto are the following documents which constitute a part of this Lease.
         Addendum with Paragraphs 50 - 74; Riders 1 - 7.
         Guaranty of Lease.
         Exhibit A:     Description of the Premises.
         Exhibit B:     Parking Rules and General Rules.
         Exhibit C:     Tenant Improvement Plans (approved by lessor).
         Exhibit E:     Building Signage Program.
         Exhibit E-1:   Lessee's Allowable Signage on the North Side of the
                        Office Building Project.
         Exhibit F:     Lessee's Approved Building Signage.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

                  IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMITTION TO YOUR ATTORNEY FOR HIS APPROVAL NO REPRESENTATION OR RECOMMENDATION

IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

                    LESSOR                                  LESSEE

C & G BAILEY LIVING TRUST                         DIGITALFACADES CORPORATION



By__________________________________________      By____________________________
                 Its Trustee                                Its President

STEAVEN JONES FAMILY LIMITED PARTNERSHIP II

By__________________________________________
               Steaven Jones
             Its General Partner

Executed at ________________________________

on _________________________________________

Address_____________________________________

 ADDENDUM TO THAT CERTAIN LEASE DATED FEBRUARY 11, 1998 BY AND BETWEEN C & G BAILEY LIVING TRUST U/T/D 3/25/75 AND STEAVEN JONES FAMILY LIMITED PARTNERSHIP II, JOINT TENANTS, AS LESSOR, AND DIGITALFACADES CORPORATION, A CALIFORNIA CORPORATION, AS LESSEE, FOR THOSE CERTAIN PREMISES KNOWN AS 4081 REDWOOD AVENUE, LOS ANGELES, CA, AS FOLLOWS:


Rider 1 (insert at the end of Paragraph 2.4):
, unless such non-compliance interferes with the rights of Lessee under this Lease.


Rider 2 (insert as part of Paragraph 4.2 (b):
(ix) Replacements of equipment or capital improvements or lease of equipment which would be deemed to be of a capital nature, however Lessee's responsibility shall be limited solely to that portion of the capital improvement cost or lease expense (as determined by the useful life for depreciation purposes according to Federal Income Tax guidelines) which relates to the remaining term of the Lease. For example, if the roof needs to be replaced (a 15 year useful life) and there are two years remaining on the Lease Term, Lessee would pay 2/15 of the cost thereof, multiplied by its share of Operating Expenses.

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Rider 3 (insert as part of Paragraph 4.2):
(e) Operating Expenses shall not include any expenses specifically allocated to Lessor under other provisions of this Lease, notwithstanding the fact that such expenses may be included in the foregoing definition of Operating Expenses.


Rider 4 (insert at end of Paragraph 13.3):
Notwithstanding the foregoing, Lessor shall be in default if Lessor fails to perform according to other specific time periods outlined elsewhere in this Lease.


Rider 5:
(d) In the event of any request under this Paragraph 16, the requesting party shall pay the responding party a fee of $350 toward expenses incurred in performing such request, including attorneys' fees.


Rider 6:
Lessor shall pay Lessee a fee of $350 toward expenses incurred in performing under Paragraph 30, including attorneys' fees.


Rider 7:
Lessor shall pay Lessee a fee of $350 toward expenses incurred in performing under Paragraph 41.1, including attorneys' fees.

50. Commencement Date: The commencement Date shall be May 1, 198.

51. Parking. Lessee shall have twenty (20) parking spaces for its use during the term of the Lease at the initial rate of $30 per space per month Said rate shall increase annually at the same rate as the CPI as specified in Paragraph 4.3 of the Lease.

52. Valet Parking. During the term of the Lease, Lessee may find that it needs more than the number of parking spaces allowed in Paragraph 51 above. Lessor reserves the right, at any time after the Office Building Project (the "Project") is 80% leased, to conduct a tenant survey to determine how many parking spaces all tenants in the Project require. Should the total number of parking spaces exceed fifty-five (55) (15% over the normal number of parking spaces, forty-eight (48)), then Lessor will retain the services of a valet parking service to provide valet parking for the Project, for the number of hours required to accommodate all tenants in the Project. Lessee shall pay for said service as an Operating Expense on a monthly basis, based on the number of spaces it needs over the amount allotted in Paragraph 51 above as a percentage of all spaces required over the normal number of spaces. The valet parking service will account for the number of spaces actually used by each tenant to ensure accurate billing. For example, should Lessee require 25 parking spaces (5 over its allotted number of 29) and all tenants in the Project require 75 spaces 927 over the normal number of 48), then Lessee will pay 5/27 (or 18.5%) of the valet parking cost for that month.

53. Rental Rates. The Base Rent, as defined in Paragraph 1.6 of the Lease, shall be as follows:
May - July 1998: $12,468 per month;
August 1998 - April 1999; $14,087, 10 per month;
May 1999 - April 2000 $15,386.65 per month;
May 2000 - April 2001 17,377.85 per month;
May 2001 - April 2002 17,864.17 per month;
May 2002 - April 2003 18,455.32 per month;


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54. Heating, Venting and Air Conditioning. Lessee shall have unrestricted use and control of the HVAC system 24 hours per day, 365 days per year.

55. Signage. Lessee shall have the right to exterior building signage subject to Lessor's reasonable approval. Said signage shall be both as part of the building directory (located by the intercom system) and also immediately adjacent to Lessee's front door (see Building Signage Program attached as Exhibit "E" of the Lease). Lessee will also have signage on the north side of the building, adjacent to the street; size and location of said signage to be mutually agreed upon between Lessor and Lessee (shown on Exhibit "E-1" of the Lease). Lessee's signage will comply with the current codes for the City of Los Angeles and any other applicable government agency. When approved, Lessor and Lessee will attach a copy of the approved diagram of said sign as Exhibit "F" annexed hereto.

56. Tenant Improvements. Lessee shall provide all its own tenant improvements at its sole cost and expense. Lessee shall pay all invoices promptly, and shall provide Lessor copies of any and all lien releases related to said work. Lessee shall be responsible for ensuring that Lessee's contractor has liability and workman's compensation insurance of a minimum of $1 million, and that Lessor is named as additional insured on said policies.

         Lessor shall approve Lessee's tenant improvement plans; said approval shall not be unreasonably withheld or delayed. Upon approval, copies of said plans shall be attached hereto as Exhibit C-2 and made a part of this Lease. Lessee may competitively bid its tenant improvement work.

57. Option to Renew. Subject to the conditions in Paragraph 39 of the Lease, Lessee shall have one (1) option to renew the term of the Lease an additional five (5) years by providing Lessor written notice no later than six (6) months prior to the expiration of the primary Lease Term. All other terms and conditions shall remain the same.

58. Non-Disturbance. Lessor shall use its best efforts to obtain from each lender with respect to the real property the subject of this lease a non-disturbance agreement in recordable form, providing that in the event of any foreclosure, sale under a power of sale, ground or master lease termination, or transfer in lieu of any of the foregoing, or the exercise of any other remedy under any lien on the real property that:
         a. Lessee's use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect as long as Lessee is not in default; and
         b. This Lease shall automatically become a lease directly between any successor to Lessor's interest, as landlord, and Lessee, as if that successor were the landlord originally named in the Lease.

59. Lessee's Alterations. Pursuant to Paragraph 7.3 of the Leas, when Lessee submits plans for Lessor's approval, Lessee must submit a list of any and all improvements it would like to remove at the termination of the Lease. At the time when Lessor grants its approval for Lessee's improvements, Lessor must specify which improvements Lessee must remove at the end of the Lease Term. Any improvements which are not specified as outlined above must remain in the Premises at the termination of the Lease. Lessee shall repair any damage valued at $250 or more caused by any removal of said improvements, at Lessee's sole cost and expense.

60. Profits from Subletting or Assignment. Pursuant to Paragraph 12.4 of the Lease, should Lessee obtain any profits from said assignment or subletting (after amortization of tenant improvements and assignment/subleasing expenses), and Lessee is occupying less than 50% of the Premises, any and all profits shall be split 50% to lessee and 50% to Lessor. If Lessee is occupying 50% or more of the Premises, any and all profits are retained by Lessee.

61. Building Warranty. Pursuant to Paragraphs 6.3 and 7.2 of the Lease, Lessor and Lessee hereby acknowledge that the Building has been newly reconstructed, and is covered under a one year contractor's warranty, as required by the laws of the State of California. Certain portions of the building (e.g. roof and HVAC equipment) have warranties extending beyond said one year period. Lessor hereby agrees to extend any and all building warranties to Lessee, and Lessee shall receive any and all benefits therefrom. Lessee hereby agrees to do nothing knowingly which would compromise said warranties (e.g. make penetrations in the roof without contracting the roof contractor who has provided the roof warranty). Should said warranties become null and void due to Lessee's actions, Lessee shall be responsible for any and all costs related thereto.

62. Early Occupancy. Lessee may take occupancy of the space prior to the Commencement Date for construction of its interior improvements.

63. Increase in Property Taxes. Lessee shall not be responsible for any increase in property taxes resulting from a sale or refinance of the Property during the first three (3) years of the Lease Term.

64. Letter of Credit. In addition to the Security Deposit outlined in Paragraph
1.9 of the Lease, Lessee shall, at Lessee's sole cost and expense and within five (5) business days of executing the Lease, provide Lessor an irrevocable letter of credit with Wells Fargo Bank or another financial institution approved by Lessor in the amount of $100,000.00 (One Hundred Thousand Dollars). Should Lessee materially default on said Lease, pursuant to Paragraph 13.1 of the Lease, Lessor may draw down on said Letter of Credit in an amount appropriate to cure said default provided Lessor first gives notice to Lessee of such default and of Lessor's intent to draw down on said Letter of Credit. Lessee must then increase the amount of the Letter of Credit so that the sum of $100,000.00 remains available. Should Lessor draw down on the Letter of Credit and it is found at a later date that Lessor was not entitled to said monies under the Lease, whether repaid or otherwise, Lessor shall pay Lessee a penalty fee equal to twenty-five (25%) percent of the monies on which Lessor drew down but to which Lessor was not entitled.

65. Right of First Refusal. Lessor grants to Lessee the Right of First Refusal to lease the vacant contiguous 4,874 rentable square feet (shown as "Refusal" Space o Exhibit "A" attached) under the same terms and conditions of the original lease, with the lease rate the same rate per square foot as paid in the initial Lease without the three month reduction, except that monthly rental shall commence one hundred eighty (180) days from lease execution, and the Letter of Credit shall be increased to $150,000. During the period immediately following the execution of the Lease, Lessor shall proceed to attempt to lease the "Refusal" Space to other prospective tenants. Lessor shall notify lessee within one business day of receipt of a bona fide proposal from another tenant to lease the Refusal Space. Lessee shall have five (5) business days to notify Lessor in writing and execute the necessary lease documents to include the Refusal Space as part of the Premises. Once the Refusal Space has been leased by Lessee or another tenant, said Right of First Refusal shall become null and void and no longer in effect under the Lease.

66. Release from Guaranty. Should John G. and/or Yvonne Lin sell stock such that fifth and 10/100 percent (50.1%) of Lessee is owned by the public through an initial public offering or by another publicly held company and the net work of said entity is greater than $ten million ($10,000,000.00), then Lessor shall release the Guarantors from said Guaranty and the Guarantors shall have no further liability hereunder.

67. Consent/Duty to Act Responsibly. Notwithstanding any provisions to the contrary in this Lease, any time the consent or approval of Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld or delayed. Whenever this Lease grants Lessor or Lessee the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Lessor or Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under this Lease.

68. Exclusions from Operating Expenses. Notwithstanding any provisions to the contrary in this Lease, the term "Operating Expenses" shall not include the following:
         (i) Any ground lease rental;


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         (ii) Costs incurred by Lessor for the repair of damage to the Office
Building Project, to the extent that Lessor is reimbursed by insurance proceeds (the deductible, however, is included);
         (iii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupant improvements made for tenants or other occupants in the Office Building Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Office Building Project;
         (iv) Depreciation, amortization and interest payments, expect on materials, tools, supplies and vendor-type equipment purchased by lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted, the items shall be amortized over its reasonably anticipated useful life;
         (v) Leasing commissions, attorneys' fees, space planning costs, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Office Building Project;
         (vi) Expenses in connection with services which are not offered to lessee but which are provided to another tenant or occupant of the Office Building Project;
         (vii) Costs incurred by Lessor due to the violation by lessor or any tenant of the terms and conditions of any lease of space in the Office Building Project;
         (viii) Overhead and profit increment paid to lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Office Building Project to the extent the same exceeds the cost of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
         (ix) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Office Building Project;
         (x) Lessor's general corporate overhead and general administrative expenses, unless covered under goods and services provided to the Office Building Project;
         (xi) All items and services for which Lessee or any other tenant in the Office Building Project reimburses Lessor (other than through Lessee's Share of Operating Expenses);
         (xii) Advertising and promotional expenditures and costs of signs in or on the Office Building Project identifying the owner of the Office Building Project or other tenants' signs;
         (xiii) Services provided, taxes attributable to and costs incurred in connection with the operation of any retail or restaurant in the Office Building Project without Lessee's consent;
         (xiv) Costs incurred in connection with upgrading the Office Building Project to comply with any current federal, state or local laws, ordinances, rules, regulations or code (including, without limitation, those pertaining to fire, safety, earthquake and handicapped access) for the Office Building Project in its "shell complete" condition;
         (xv) Tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments when due, as long as Lessor has been paid in full by Lessee;
         (xvi) All assessment which can be paid by Lessor in installments shall be paid by Lessor in the maximum number of installments permitted by law or by the assessor and not included as Operating Expenses except in the year in which the assessment installment is actually paid;
         (xvii) Costs for which Lessor has been compensated by a management fee;
         (xix) Costs arising from Lessor's or another tenant's negligence or intentional acts, as long as it can be proved that Lessor or another tenant was at fault;
         (xx) Premiums for earthquake insurance, unless approved by Lessee;
         (xxi) Costs for sculptures, painting or other objects of art, unless approved by Lessee.

69. Eminent Domain. Notwithstanding any provisions to the contrary in this Lease, in the event that the entire Office Building Project, or such portion thereof as shall materially interfere with Lessee's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Lessee shall have the right to recover the amount necessary to compensate Lessee for the taking or purchase of Lessee's property, chattels or trade fixtures and the relocation of Lessee's business.

70. Indemnity. Except for Lessee's gross negligence, willful misconduct and/or breach or express warranties, Lessor shall indemnify, protect, defend and hold harmless Lessee and Lessee's agents, officers, directors, shareholders and employees, from and against any and all claims, damages, costs, liens, judgments, penalties, permits, attorneys' fees and consultants' fees, expenses and/or liabilities arising out of, involving or in dealing with the Office Building Project, the conduct of lessor's principals, and out of any default or breach by Lessor in the performance in a timely manner of any obligation of Lessor's part to be performed under this Lease. The foregoing shall include, but shall not be limited to the defense or pursuit of any claim or any claim or any action or proceeding involved therein, whether or not (in the case of claims made against Lessee), litigated and/or reduced to judgment, and whether well-founded or not. In case any claim or any action or proceeding is brought against Lessee by reason of the foregoing matters, Lessor, upon notice from Lessee, shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and lessee shall cooperate with Lessor in such defense. Lessee shall not be required to first have paid any such claim in order to be so indemnified.

71. Hazardous Materials. Lessor represents and warrants to Lessee that, as of the commencement of the term of this Lease, there is no evidence of Hazardous Material located on, under, about or near the Office Building Project or the lot or lots on which the Office Building Project is located, or has at any time been generated, stored, treated, deposited, discharged, placed or disposed of, under, about or near the Office Building Project or the lot or lots on which the Office Building Project is located, and Lessor's consultant, ATC Associates, Inc. will issue a warranty letter to this effect to the benefit of Lessee. Lessor further represents and warrants to Lessee that, as of the commencement of the term of this Lease, the Office Building Project and the lot or lots on which the Office Building Project is located are in compliance with all federal, state and local laws, ordinances, rules, regulations and codes relating to Hazardous Material. Lessor agrees to indemnify, defend, protect and hold harmless Lessee from and against any and all claims, demands, liabilities, obligations, damages, causes of action, judgments, losses, penalties, fines, cost and expenses (including, without limitation, the fees of attorneys, consultants and experts and the costs associated with any investigative, clean-up, remedial, removal or restoration work) which Lessee may incur of suffer by reason of or in connection with (a) any breach of Lessor's representations and warranties contained in this paragraph, (b) any Hazardous Material existing on the Office Building Project as of the Commencement Date or (c) the generation, storage, treatment, deposit, discharge, placement or disposal of any Hazardous Material during the term of this Lease on, under, about or near the Office Building Project or the lot or lots on which the Office Building Project is located by any person or entity other than Lessee or Lessee's employees, agents, representatives, contractors or invitees. As used in this paragraph, the term "Hazardous Material" means any hazardous or toxic substance, material or waste including, without limitation, petroleum, petroleum products, asbestos and any substance, material, waste or other matter which is designated as hazardous or toxic (or similarly designated) under any federal, state or local laws, ordinances, rules, regulations or codes. The provisions of this paragraph shall survive the expiration or any earlier termination of the term of this Lease.

73. Additional Mezzanine Space. Lessor hereby agrees that Lessee may improve the Premises at Lessee's sole cost and expense at any time during the term of the Lease by adding additional mezzanine space. Lessor hereby agrees during the term of the lease or any extensions thereof that Lessor will not adjust the rent, security depositor Lessee's share of Operating Expenses for said additional mezzanine space.

74. Conflict. In the event of any conflict between the provisions of this Addendum and any other provisions of this Lease, the provisions of this Addendum shall control.